EXHIBIT 99

Press Release

PHOENIX, Nov 20, 2003 /PRNewswire-FirstCall via Comtex/ -- Mesa Air Group, Inc. (Nasdaq: MESA) today announced fiscal fourth quarter after tax net earnings of $10.7 million on revenues of $175.5 million, or 27 cents per share on a diluted basis (all amounts reported herein are after tax and all per share amounts reported hereafter are on a diluted basis). Pro forma adjustments in the quarter decreased net income by $0.1 million and pro forma earnings per share remained the same at 27 cents. This compares to pro forma net income of $4.4 million on revenues of $132.2 million, or 14 cents per share for the fourth quarter of 2002. A net loss of $20.8 million, or 64 cents per share, was reported in the fourth quarter of 2002.

(Logo: http://www.newscom.com/cgi-bin/prnh/19990210/LAW065 )

Year-to-date after tax net income was $28.0 million on revenues of $600.0 million, or 83 cents per share on a diluted basis. Including pro forma adjustments of $4.5 million, year-to-date earnings would have been $23.4 million, or 70 cents per share on a diluted basis. Pro forma adjustments include the reversal of certain liabilities associated with the discontinued operations of CCAir, a gain for TSA funds collected on the Company's behalf under the Emergency Wartime Supplemental Appropriations Act of 2003 by US Airways, final settlement with the DOT of $2.4 million related to amounts received under the Air Transportation Safety and System Stabilization Act, Beechcraft 1900 return costs of $0.6 million, a one-time gain from the involuntary disposition of a Beechcraft 1900 aircraft of $0.8 million and investment losses of $0.6 million. This compares to pro forma earnings of $16.8 million on revenues of $496.8 million, or 50 cents per share on a diluted basis for fiscal 2002. The Company reported an after-tax loss of $9.3 million, or 28 cents per share in fiscal 2002.

During the fourth quarter, the Company continued its regional jet expansion by adding three CRJ-200 aircraft, four CRJ-700 and two CRJ-900 aircraft to its fleet. Subsequent to quarter end, the Company received an additional CRJ-900 aircraft bringing the number of regional jets in the fleet to 97.

On October 6th, 2003, the Company announced it had made an unsolicited proposal to the board of directors of Atlantic Coast Airlines Holding, Inc. (Nasdaq:
ACAI) to combine the two companies. The Company's proposal includes an all-stock offer. On October 14, 2003, the Company announced its intention to commence an exchange offer for all of the outstanding shares of Atlantic Coast Airlines, as well as its filing of a consent statement to nominate a slate of directors to replace the current Atlantic Coast Airlines board of directors. Atlantic Coast Airlines has sued the Company alleging that the Company failed to disclose its difficulty in financing airplane acquisitions and asserted that United Airlines was an undisclosed backer of the Company's bid for Atlantic Coast Airlines. The Company denies both allegations and has filed a counterclaim against Atlantic Coast Airlines alleging that Atlantic Coast is impeding its shareholders from exercising their voting rights to consider the Company's offer.

In November the Company signed a non-binding Memorandum of Understanding with United Airlines agreeing in principle to revised terms under which both Mesa and Atlantic Coast Airlines Holdings, Inc. would operate as United Express carriers. The Memorandum of Understanding is subject to the parties entering into definitive agreements and a successful consent solicitation. If Mesa's consent solicitation is successful, the new Board of Directors will have the right to consider the proposal and to exercise their best judgment to either accept or reject the terms of United's offer.

In October the Company signed an agreement to create a codeshare relationship between Mesa Air Group subsidiary Air Midwest, Inc. and United Airlines. This agreement is in addition to the existing United Express agreement for regional jet and Dash-8 turboprop service between Mesa Air Group subsidiary Mesa Airlines, Inc. and United Airlines. The agreement allows the United designator to be added to Air Midwest flights operated under its preexisting US Airways Express agreement.

Also in October the Company announced that United Airlines has exercised an option under its ten-year agreement with Mesa to increase the number of 50-seat regional jets from 15 to 25. Mesa and United had previously signed an agreement for Mesa to provide 20 CRJ-700s, 15 CRJ-200s, and 10 Dash 8s. The new aircraft, which are scheduled to deliver in mid-2004, will bring the total number of Mesa aircraft under contract with United to 55. After exercising this option, United will still have an option for an additional 15 regional jets, with the timing and mix to be determined at a later date.

In August the Company reached a final agreement with US Airways to add four additional 50-seat regional jets to its existing revenue guarantee agreement. The amendment increases the number of 50-seat regional jets under contract with US Airways to 56. The four EMB-145 aircraft are scheduled to deliver in December. The Company continues to have discussions with US Airways regarding an LOI signed earlier in the year that provided for the operation by Mesa of 25-45 CRJ-700s in the US Airways Express system.

"The ongoing restructuring in the airline industry has resulted in significant opportunities for Mesa. During the quarter we added nine aircraft and increased capacity by 39%," said Jonathan Ornstein, Mesa's Chairman and CEO. "In addition, we have hired 537 new employees, including 150 pilots. Our growth is due in large part to our strict adherence to a formula based on efficient, low cost, and reliable operations. We'd like to thank our employees and employee leaders for embracing our strategy, which in addition to providing the company with continued growth, have also created greater opportunities and long term job security for our people."

"Despite the challenges we face in financing new deliveries and obtaining used aircraft, we are beginning to see improvements in the market and will continue to work with our financing sources and the manufacturers to ensure we will be able to take deliveries as scheduled. We have a financing commitment for all four Embraer aircraft delivering in December, and we have yet to miss a scheduled Bombardier delivery due to lack of financing."

"We are continuing with our plan to take our proposal to combine Mesa and Atlantic Coast to the ACA shareholders. We believe the resulting company will create a regional airline capable of delivering additional value to shareholders, customers and employees."

      Mesa's operating statistics for the three months ended September 30, 2003

                                                                    Percent
                                               2003        2002     Change

      Passengers                            1,952,733   1,385,303      41.0%
      Available Seat Miles (000s)           1,323,092     957,243      38.2%
      Revenue passenger miles (000s)          875,117     562,485      55.6%
      Load Factor %                              66.1        58.8       7.3 pts.
      Yield (cents)                              20.1        23.5     -14.5%
      Revenue per ASM (cents)                    13.3        13.8      -3.6%
      Operating Cost per ASM (cents) *           11.8        13.5     -12.6%
      Stage length (miles)                      354.8       313.0      13.4%

      * Excluding one-time items

      Mesa's operating statistics for the fiscal year ended September 30, 2003

                                                                    Percent
                                               2003        2002     Change

      Passengers                            6,444,459   5,118,839      25.9%
      Available Seat Miles (000s)           4,453,707   3,459,427      28.7%
      Revenue passenger miles (000s)        2,814,480   1,986,164      41.7%
      Load Factor %                              63.2        57.4       5.8 pts.
      Yield (cents)                              21.3        25.0     -14.8%
      Revenue per ASM (cents)                    13.4        14.4      -6.9%
      Operating Cost per ASM (cents) *           12.5        13.6      -8.1%
      Stage length (miles)                      336.7       298.1      12.9%

      * Excluding one-time items

                              MESA AIR GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                   (In thousands, except per share amounts)

                                                   Three Months Ended
                                             September 30,     September 30,
                                                 2003              2002

     Operating revenues:
      Passenger                                $169,382          $128,352
      Freight and other                           6,128             3,826
        Total operating revenues                175,510           132,178
     Operating expenses:
      Flight operations                          65,063            48,554
      Fuel                                       33,325            23,395
      Maintenance                                31,151            31,889
      Aircraft and traffic servicing             12,072            12,260
      Promotion and sales                         1,812             2,740
      General and administrative                  9,626            11,871
      Depreciation and amortization               2,901             2,898
      Impairment of long-lived assets                --            26,675
        Total operating expenses                155,950           160,282
      Operating income (loss)                    19,560           (28,104)
     Other income (expense):
      Interest expense                           (2,381)             (443)
      Interest income                               307                --
      Other income (expense)                       (171)           (3,130)
        Total other income (expense)             (2,245)           (3,573)
     Income (loss) before income taxes
      and minority interest                      17,315           (31,677)

     Income tax expense (benefit)                 6,632           (10,804)
     Income (loss) before minority interest      10,683           (20,873)
     Minority interest                               --                58
     Net income (loss)                          $10,683          $(20,815)

     Income (loss) per common share:
      Basic                                       $0.34            $(0.64)
      Diluted                                     $0.27            $(0.64)

      Weighted average shares - basic            31,560            32,488
      Weighted average shares - diluted          43,365            32,488

                        SUPPLEMENTAL PRO FORMA DISCLOSURE
             Reconciliation of GAAP to Pro Forma Earnings Statement
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                    Three Months Ended
                                               September 30,  September 30,
                                                        2003           2002
     Net income (loss)                               $10,683       $(20,815)
      Impairment of aircraft held
       for sale, after tax                                --          4,271
      Net (income) loss of CCAir,
       including impairment, after tax                    --         15,331
      Investment loss, after tax                         491          1,822
      US Airways, claims release                          --          2,653
      Tax valuation allowance and
       change in effective tax rate                       --          1,234
      Security appropriations received
       from US Airways, after tax                       (630)            --
      Minority interest                                   --            (58)
     Pro forma net income                            $10,544         $4,438

     Pro forma income per common share:
       Basic                                           $0.34          $0.14
       Diluted                                         $0.27          $0.14

      * To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results as shown above. These non-GAAP adjustments are provided to enhance the user's overall understanding of our current financial performance. We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing the Company's operating results in a manner that is focused on the performance of the Company's ongoing operations and to provide a more consistent basis for comparison between quarters. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. These measures are not in accordance with or an alternative for, GAAP and may be different from pro forma measures used by other companies.

                              MESA AIR GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                     Twelve Months Ended
                                               September 30,  September 30,

                                                        2003           2002

    Operating revenues:
      Passenger                                     $577,582       $480,826
      Freight and other                               22,408         15,957
        Total operating revenues                     599,990        496,783

    Operating expenses:
      Flight operations                              222,265        184,301
      Fuel                                           113,370         78,200
      Maintenance                                    115,573        100,037
      Aircraft and traffic servicing                  50,053         46,057
      Promotion and sales                              7,966         12,663
      General and administrative                      37,982         44,141
      Depreciation and amortization                   10,927         10,931
      Impairment of long-lived assets                (10,957)      26,675
        Total operating expenses                     547,179        503,005
      Operating income (loss)                         52,811         (6,222)
    Other income (expense):
      Interest expense                                (5,890)        (5,440)
      Interest income                                  1,163          1,542
      Other expense                                   (2,758)        (3,404)
        Total other expense                           (7,485)        (7,302)
      Income (loss) before income taxes
        and minority interest                         45,326        (13,524)
      Income tax expense (benefit)                    17,360        (3,632)
      Income (loss) before minority interest          27,966         (9,892)
      Minority interest                                   (5)           583
      Net income (loss)                              $27,961        $(9,309)

    Income (loss) per common share:
      Basic                                            $0.89        $(0.28)
      Diluted                                          $0.83        $(0.28)

      Weighted average shares - basic                 31,556         32,803
      Weighted average shares - diluted               34,998         32,803

                        SUPPLEMENTAL PRO FORMA DISCLOSURE
             Reconciliation of GAAP to Pro Forma Earnings Statement
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                     Twelve Months Ended
                                               September 30,  September 30,
                                                        2003           2002
    Net income (loss)                                $27,961        $(9,309)
      Impairment of aircraft held
        for sale, after tax                              648          4,271
      Net (income) loss of CCAir,
       including impairment, after tax                (7,017)        15,332
      DOT settlement, after tax                        2,421             --
      Investment loss, after tax                         603          1,668
      US Airways claim release                            --          2,653
      Legal settlement, after tax                         --          1,728
      Security appropriations received from
        US Airways                                      (630)            --
      Gain on involuntary conversion of aircraft        (795)            --
      Tax valuation allowance and change in
       effective rate                                     --          1,077
      Minority interest                                    5           (583)
    Pro forma net income                             $23,196        $16,837

    Pro forma income per common share:
      Basic                                            $0.74          $0.51
      Diluted                                          $0.70          $0.50

      * To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results as shown above. These non-GAAP adjustments are provided to enhance the user's overall understanding of our current financial performance. We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing the Company's operating results in a manner that is focused on the performance of the Company's ongoing operations and to provide a more consistent basis for comparison between quarters. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. These measures are not in accordance with or an alternative for, GAAP and may be different from pro forma measures used by other companies.

As of September 30, 2003, the Company's cash and marketable securities were approximately $166.1 million.

Mesa currently operates 151 aircraft with 982 daily system departures to 155 cities, 39 states, Canada and Mexico. It operates in the West and Midwest as America West Express, the Midwest and East as US Airways Express, in Denver as Frontier JetExpress, in Kansas City as Midwest Express and in New Mexico as Mesa Airlines. The Company, which was founded in New Mexico in 1982, has approximately 3,600 employees. Mesa is a member of Regional Aviation Partners.

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. These statements, in addition to statements made in conjunction with the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions, are forward-looking statements within the meaning of the Safe Harbor provision of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements relate to future events or the future financial performance of Mesa and only reflect Management's expectations and estimates. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changing business conditions in certain market segments and industries; changes in Mesa's code sharing relationships; the inability of either America West or US Airways to pay its obligations under the code share agreements; the ability of Mesa to successfully retire portions of its turboprop fleet; the unavailability of, or inability to secure upon acceptable terms, financing necessary to purchase aircraft we have ordered: an increase in competition along the routes Mesa operates or plans to operate; delays in completion by the manufacturer of the ordered and yet-to-be delivered aircraft; changes in general and regional economic conditions; changes in fuel price; the increased cost and reduced availability of insurance: Mesa's relationship with employees and the terms of future collective bargaining agreements; the impact of current and future laws: additional terrorist attacks; Congressional investigations, and governmental regulations affecting the airline industry and Mesa's operations; bureaucratic delays; amendments to existing legislation; consumers unwilling to incur greater costs for flights; unfavorable resolution of negotiations with municipalities for the leasing of facilities; and risks associated with litigation outcomes. One or more of these or other factors may cause Mesa's actual results to differ materially from any forward-looking statement. Mesa is not undertaking any obligation to update any forward -looking statements contained in this press release.

For further information regarding this press release please contact Peter Murnane at 602-685-4010 or Peter.Murnane@Mesa-Air.Com

SOURCE Mesa Air Group, Inc.